UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 7, 2004

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                ☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐        Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

                ☐        Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.06 -     Material Impairments

On December 7, 2004, management of the Company concluded that a material charge for impairment of its acreage in the Black Warrior Basin of Mississippi was required under generally accepted accounting principles.  The Company’s attempts to establish commercial production from the Stones River formation in the Weyerhaeuser #1, a 16,700-foot exploratory well in Webster County, were unsuccessful.  The Company also attempted completion in two shallower formations — the Abernathy and the Millerella.  Although gas was present in the Millerella formation, neither formation was deemed to be commercially productive, and the well will be abandoned.  The abandonment of this well will result in a pre-tax charge of approximately $10 million in the fourth quarter of 2004.  In addition, the Company expects to record a pre-tax charge of approximately $8.4 million to impair a significant portion of its acreage position in the Black Warrior Basin based on the results of the Weyerhaeuser well.  The Company does not expect this impairment to result in further cash expenditures.

The Company continues to hold over 25,000 net acres in portions of the Black Warrior Basin that remain prospective for both Stones River and Penn formation production.  In addition, the Company holds over 60,000 net acres in this area that are prospective for production from the Penn formation.  The Company plans to drill a Penn formation test in early 2005.  Following the impairment charge of approximately $8.4 million related to the Weyerhaeuser well, the Company’s remaining book value of acreage in the Black Warrior Basin is approximately $6 million.

Item 7.01 -     Regulation FD Disclosures

A copy of a news release dated December 7, 2004 reporting an update on the Company’s Mississippi operations and reporting an increase in the Company’s revolving credit facility is being furnished under this Item 7.01.  A copy of the release is attached as Exhibit 99.1.

Item 9.01 -     Financial Statements and Exhibits

The following exhibit is provided as part of the information furnished under Item 7.01 of this report.

Exhibit Number	Description

99.1	News release dated December 7, 2004 reporting an update on the Company’s Mississippi operations and reporting an increase in the Company’s revolving credit facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date: December 9, 2004	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date: December 9, 2004	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial
Officer